SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 4, 2009

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Watsco, Inc. approved an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that vacancies filled by the Board of Directors be subject to reelection at the next annual meeting of shareholders on April 1, 2009. On April 17, 2009, the Board of Directors of Watsco, Inc. approved an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock. Both amendments were approved and adopted by the affirmative vote of a majority of the shares outstanding, with Common stock and Class B common stock voting together as a single class, on May 29, 2009. The amendments to the Amended and Restated Articles of Incorporation are filed as Exhibit 3.1 to this report and are incorporated by reference into this Section 5.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Watsco, Inc., effective June 4, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: June 10, 2009	By:	/s/ Ana M. Menendez
Ana M. Menendez, Chief Financial Officer